Exhibit 99.1

Transocean Ltd. Announces Successful Court Ruling Granting its Motion for Summary Judgment And Holding Internal Reorganization Did Not Violate Indenture

STEINHAUSEN, Switzerland – December 17, 2020 – Transocean Ltd. (NYSE: RIG) announced today that the United States District Court for the Southern District of New York (the “Court”) granted Transocean Ltd. and Transocean Inc.’s (together, “Transocean”) motion for summary judgment (“Summary Judgment”) with respect to Transocean’s counterclaims against funds managed by, or affiliated with, Whitebox Advisors LLC (“Whitebox”) seeking declaratory relief regarding the allegations contained in the previously disclosed purported notice of alleged default (the “2027 Notes Notice”) with respect to Transocean’s 8.00% Senior Notes due 2027 (the “2027 Guaranteed Notes”).

In granting Summary Judgment, the Court held that Transocean’s previously announced exchange transactions and internal reorganization (the “Transactions”) did not violate the applicable provisions of the indenture governing the 2027 Guaranteed Notes (the “2027 Notes Indenture”), that the purported events of default described in the 2027 Notes Notice do not constitute an actual default under the 2027 Notes Indenture, and that any associated rights and remedies sought by Whitebox, including acceleration of the 2027 Guaranteed Notes, are unavailable.

As Transocean previously disclosed, Transocean has maintained that the claims of default alleged in 2027 Notes Notice delivered by Whitebox and certain funds managed by, or affiliated with, Pacific Investment Management Company LLC (“PIMCO”) and certain other advisors and holders, in connection with the 2027 Guaranteed Notes, are baseless. The Court’s order for Summary Judgment in favor of Transocean today has confirmed that no default has occurred.

In addition, the facts underlying the alleged default under the 2027 Guaranteed Notes are the same as the facts underlying the previously disclosed alleged notice of default (the “2025 Notes Notice” and, together with the 2027 Notes Notice, the “Notices”) in respect of Transocean Inc.’s 7.25% Senior Notes due 2025 (the “2025 Guaranteed Notes”) delivered by Whitebox, PIMCO and certain other advisers and holders of 2025 Guaranteed Notes. Accordingly, following Transocean’s announcement on December 1, 2020 that it executed amendments to certain of its financing documents and implemented certain internal reorganization transactions that resolved the allegations in the Notices, and today’s ruling in favor of Transocean from the Court confirming that the indenture was not breached as a result of the Transactions, the incorrect and erroneous allegations of default set forth in the Notices are without merit and have been mooted and resolved.

Transocean has and will continue to take any necessary steps to vigorously and proactively protect its and its stakeholders’ interests.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. The company’s mobile offshore drilling fleet is considered one of the most versatile fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 38 mobile offshore drilling units, including 27 ultra-deepwater floaters and 11 harsh environment floaters. In addition, Transocean is

Exhibit 99.1

constructing two ultra-deepwater drillships.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647